Exhibit 99.1

Auriga Laboratories Promotes Senior Vice President of Sales and Marketing Andrew Shales to Position of Chief Operating Officer

20-Year Pharmaceutical Industry Veteran to Focus on Continued Revenue Expansion from Auriga's Proven and New Product Lines
NORCROSS, Ga.--(BUSINESS WIRE)--June 27, 2006--Auriga Laboratories, Inc. (OTCBB:MLNK - News), a specialty pharmaceutical company and marketer of the Extendryl® family of products, has announced that Andrew D. Shales, the Company's Senior Vice President of Sales and Marketing, has been promoted to the senior management position of Chief Operating Officer.

Mr. Shales brings 20-year experience pharmaceutical industry sales and marketing, with a proven track record in commercializing some of the pharmaceutical industry's best-known and most successful products. He joined Auriga's management team as Senior Vice President of Sales and Marketing in January 2006. Since that time he has worked to expand sales of Auriga's Extendryl product line as well as contributed to the development of the Company's other key strategic new drug product initiatives.

Before joining Auriga, Mr. Shales served in senior sales and marketing roles at Synthon Pharmaceuticals, and led marketing efforts at First Horizon Pharmaceutical, an acquisition-driven specialty pharmaceutical company. At UCB Pharma, he served as group director for central nervous system products and built the CNS marketing function from inception for the launch of Keppra®, a leading medication for seizures. Additionally, he managed the Zyrtec® product that was co-promoted by UCB Pharma and Pfizer.

"Andrew's experience and leadership has been a fantastic resource for Auriga as we have moved forward to develop our portfolio of prescription products and increase activities of our sales and marketing operations," said Philip Pesin, Chairman and Chief Executive Officer of Auriga. "I can think of no better person to take on this central role as Auriga continues to expand its pharmaceutical product lines, and as we continue to deepen and extend all of our sales, marketing and development functions."

Mr. Shales commented: "After two decades in the business, this is an excellent opportunity for me to help an already fantastic Company and management team."

About Auriga Laboratories

Auriga is a specialty pharmaceutical company with stand-alone sales, marketing, and development capabilities. Auriga currently markets the Extendryl® family of products with a dedicated sales force. Auriga has an exclusive license to the Extendryl® product line. Currently there are 7 separate products that fall under the Extendryl® brand. This product line is indicated for treatment and relief of cough, cold and allergy symptoms. These products offer different combinations of antihistamines, expectorants, decongestants, anticholinergics, and anti-tussives that are designed to provide symptomatic relief for several patient types in the acute respiratory disease area. Auriga plans to become a fully integrated pharmaceutical company by acquiring its own manufacturing and development capabilities. Moving forward, the Company will seek to acquire and/or in-license additional products and technologies to further grow revenues. For more information, please visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:
Auriga Laboratories, Inc.
Philip Pesin, 877-287-4428
ppesin@aurigalabs.com
or
Financial Communications
Trilogy Capital Partners, Inc.
Paul Karon, 800-592-6067
paul@trilogy-capital.com